UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2011

AUSTRALIAN OIL & GAS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26721	84-1379164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 21, 500 Collins Street
Melbourne, Victoria 3000
Australia
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:      (61-3) 8610 4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Disposition of Assets

FARMOUT OF INTEREST IN WA-342-P (CORNEA JOINT VENTURE)

Our wholly owned subsidiary, Cornea Oil & Gas Pty Ltd (“Cornea Oil”), signed a farmout agreement with Coldron Pty Ltd (“Coldron”) on June 26, 2011. Coldron will earn an 8.5% interest in an Australian offshore petroleum exploration permit WA-342-P (“Permit”). Following the farmout Cornea Oil now holds an 8.5% participant interest in the permit.

Coldron will earn the interest by reimbursing Cornea Oil an amount of AUD $1,591,480 (USD $1,526,600) on account of the documented total costs incurred by Cornea Oil directly relating to the exploration of the permit and by meeting and paying 50% of Cornea Oil’s remaining 8.5% participating interest proportion of the cost of operations carried out in accordance with the Cornea Joint Venture Operation Agreement until such time as Coldron has expended an amount AUD$1,000,000 (USD$931,185) on behalf of Cornea Oil with respect to the remaining 8.5% participating interest retained by Cornea Oil.

Subsequent to June 30, 2011 the funds received from Coldron have been utilized in meeting a large proportion of our cash calls outstanding to the Braveheart Joint Venture for the drilling of the Braveheart-1 exploration well in 2010. They were also used to repay funding provided to AOGC by Great Missenden Holdings Pty Ltd and the continuing operations of AOGC.

An amount of AUD$ 769,193 (USD$716,261) remains outstanding to the operator of the Braveheart Joint Venture and the Cornea Joint Venture pursuant to the facility agreement reached in October 2010.

Coldron Pty Ltd and Great Missenden Holdings Pty Ltd are affiliate Australian private companies of EG Albers, President and shareholder of AOGC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSTRALIAN OIL & GAS CORPORATION

Date: July 5, 2011	By:	/s/ E. Geoffrey Albers
E. Geoffrey Albers
President